Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

SECOND QUARTER 2016 RESULTS

Houston, July 25, 2016 – Superior Energy Services, Inc. (the “Company”) today announced a net loss from continuing operations for the second quarter of 2016 of $468.6 million, or $3.09 per share, on revenue of $356.3 million. This compares to a net loss from continuing operations for the first quarter of 2016 of $84.5 million, or $0.56 per share, on revenue of $413.1 million and a net loss from continuing operations for the second quarter of 2015 of $775.1 million, or $5.15 per share, on revenue of $710.8 million.

The Company reported a pre-tax expense of $460.3 million in reduction in value of assets, primarily related to an impairment of goodwill in its Production Services and Onshore Completion and Workover Services segments. The Company also recorded a pre-tax charge of $7.4 million for restructuring costs. The resulting adjusted net loss from continuing operations for the second quarter of 2016 was $80.4 million, or $0.53 per share. This compares to an adjusted net loss from continuing operations of $74.4 million, or $0.49 per share for the first quarter of 2016, and an adjusted net loss from continuing operations of $47.4 million, or $0.31 per share for the second quarter of 2015.

“Oil and gas drilling and completion activity slowed during the second quarter and as a result Superior Energy’s second quarter operational and financial results declined as well”, commented David Dunlap, President and CEO. “In U.S. land markets, pricing and utilization continued to move lower, although at a slower pace than prior quarters. We even observed a slight increase in activity, as measured by the U.S. rig count, as the end of the quarter approached, which was a welcome signal from the market. While it remains difficult to tell if the prolonged industry downturn has reached bottom, we are encouraged that several of our domestic customers who possess high quality shale acreage positions will increase spending by the fourth quarter of this year.

“We believe we have taken major strides towards optimizing our cost structure and have ensured that we have significant operating capacity to meet any increase in market demand. Our focus in the coming quarters is to maximize our opportunities to expand revenues and margins as drilling and completion activity grows.”

Second Quarter 2016 Geographic Breakdown

U.S. land revenue was $157.1 million in the second quarter of 2016, a 17% decrease as compared with revenue of $190.1 million in the first quarter of 2016 and a 59% decrease compared to revenue of $378.8 million in the second quarter of 2015. Gulf of Mexico revenue was $104.3 million, a sequential decrease of 8% from first quarter 2016 revenue of $113.4 million, and a 36% decrease from revenue of $162.5 million in the second quarter of 2015.

International revenue decreased 13% to $94.9 million as compared with $109.6 million in the first quarter of 2016 and decreased 44% as compared to revenue of $169.5 million in the second quarter of 2015.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the second quarter of 2016 was $80.7 million, a 17% decrease from first quarter 2016 revenue of $96.6 million and a 45% decrease from second quarter 2015 revenue of $146.3 million.

U.S. land revenue decreased 41% sequentially to $11.7 million, Gulf of Mexico revenue decreased 15% sequentially to $38.9 million and international revenue decreased 3% sequentially to $30.1 million. All product lines in this segment experienced a combination of lower levels of utilization and pricing pressure.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the second quarter of 2016 was $115.9 million, a 13% decrease from first quarter 2016 revenue of $132.5 million and a 49% decrease from second quarter 2015 revenue of $226.5 million. Activity declines in this segment occurred primarily in the fluid management and horizontal well fracturing service lines while well service rig activity increased slightly.

Production Services Segment

The Production Services segment revenue in the second quarter of 2016 was $80.5 million, a 17% decrease from first quarter 2016 revenue of $96.7 million and a 61% decrease from second quarter 2015 revenue of $208.7 million.

U.S. land revenue decreased 26% sequentially to $20.4 million due to lower levels of activity across all product lines and a continued emphasis on minimizing operations that are challenged to achieve cash breakeven levels. Gulf of Mexico revenue decreased 5% sequentially to $15.6 million due to decreased hydraulic workover and snubbing, electric line and slickline activity which was offset slightly by increased coiled tubing activity. International revenue decreased 16% sequentially to $44.5 million primarily due to a decrease in hydraulic workover and snubbing activity, partially offset by increased revenues from coiled tubing services in Argentina and India, higher levels of electric line and slickline activity in Argentina and higher stimulation revenues in Brazil.

Technical Solutions Segment

The Technical Solutions segment revenue in the second quarter of 2016 was $79.2 million, a 9% decrease from first quarter 2016 revenue of $87.3 million and a 39% decrease from second quarter 2015 revenue of $129.3 million.

U.S. land revenue decreased 11% sequentially to $9.1 million. Gulf of Mexico revenue decreased 3% sequentially to $49.8 million due to decreased completion tools revenue which was almost entirely offset by increased plug and abandonment activity both on the shelf and deep water. International revenue decreased 21% sequentially to $20.3 million primarily as a result of lower levels of well control activity.

Conference Call Information

The Company will host a conference call at 11:00 a.m. Eastern Daylight Time on Tuesday, July 26, 2016. The call can be accessed from the Company’s website at www.superiorenergy.com or by telephone at 412-902-0030. For those who cannot listen to the live call, a telephonic replay will be available through August 9, 2016 and may be accessed by calling 201-612-7415 and using the pass code 13640106#.

About Superior Energy Services

Superior Energy Services, Inc. (NYSE:SPN) serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers. For more information, visit: www.superiorenergy.com.

The press release contains, and future oral or written statements or press releases by us and our management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by our management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause our actual results to differ materially from such statements. Such uncertainties include, but are not limited to: the cyclicality and volatility of the oil and gas industry, including changes in prevailing levels of capital expenditures, exploration, production and development activity; changes in prevailing oil and gas prices or expectations about future prices; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which we may have limited or no insurance coverage or indemnification rights; the effect of regulatory programs (including regarding worker health and safety laws) and environmental matters on our operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our pressure pumping services, or that future changes in climate change legislation could result in increased operating costs or reduced commodity demand globally; counter-party risks associated with reliance on key suppliers; risks associated with the uncertainty of macroeconomic and business conditions worldwide; changes in competitive and technological factors affecting our operations; credit risk associated with our customer base; the potential inability to retain key employees and skilled workers; challenges with estimating our oil and natural gas reserves and potential liabilities related to our properties; risks inherent in acquiring businesses; risks associated with cyber-attacks; risks associated with business growth during an industry recovery outpacing the capabilities of our infrastructure and workforce; political, legal, economic and other risks and uncertainties associated with our international operations; potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting our operating results; risks associated with our outstanding debt obligations and the potential effect of limiting our future growth and operations; our continued access to credit markets on favorable terms; and the impact that unfavorable or unusual weather conditions could have on our operations. These risks and other uncertainties related to our business are described in our periodic reports filed with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which we cannot control or anticipate. Further, we may make changes to our business strategies and plans (including our capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, our assumptions or otherwise, any of which could or will affect our results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by us in our forward-looking statements. We undertake no obligation to update any of our forward-looking statements for any reason and, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Three and Six Months Ended June 30, 2016 and 2015

(in thousands, except earnings per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$356,271	$710,784	$769,404	$1,628,019
Cost of services and rentals (exclusive of items shown separately below)	258,635	465,533	543,974	1,047,779
Depreciation, depletion, amortization and accretion	132,037	158,352	268,709	320,572
General and administrative expenses	82,747	129,661	183,724	280,623
Reduction in value of assets	460,283	807,637	462,461	807,637

Loss from operations	(577,431)	(850,399)	(689,464)	(828,592)
Other income (expense):
Interest expense, net	(22,748)	(25,382)	(46,554)	(48,591)
Other income (expense)	10,681	(6,524)	18,436	(7,495)

Loss from continuing operations before income taxes	(589,498)	(882,305)	(717,582)	(884,678)
Income taxes	(120,866)	(107,173)	(164,414)	(108,051)

Net loss from continuing operations	(468,632)	(775,132)	(553,168)	(776,627)
Loss from discontinued operations, net of income tax	(2,225)	(9,857)	(4,492)	(19,497)

Net loss	$(470,857)	$(784,989)	$(557,660)	$(796,124)

Loss per share information:
Basic and Diluted
Net loss from continuing operations	$(3.09)	$(5.15)	$(3.66)	$(5.17)
Loss from discontinued operations	(0.02)	(0.07)	(0.03)	(0.13)

Net loss	$(3.11)	$(5.22)	$(3.69)	$(5.30)

Weighted average common shares used in computing earnings per share:
Basic and diluted	151,456	150,485	151,124	150,196

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2016 and December 31, 2015

(in thousands)

	6/30/2016	12/31/2015
ASSETS
Current assets:
Cash and cash equivalents	$485,847	$564,017
Accounts receivable, net	306,484	428,514
Prepaid expenses	42,706	42,298
Inventory and other current assets	151,917	165,062
Assets held for sale	66,637	95,234

Total current assets	1,053,591	1,295,125

Property, plant and equipment, net	1,869,204	2,123,291
Goodwill	806,779	1,140,101
Notes receivable	54,181	52,382
Intangible and other long-term assets, net	231,505	303,345

Total assets	$4,015,260	$4,914,244

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$67,097	$114,475
Accrued expenses	224,487	271,246
Income taxes payable	2,768	9,185
Current portion of decommissioning liabilities	22,654	19,052
Current maturities of long-term debt	728	29,957
Liabilities held for sale	2,730	4,661

Total current liabilities	320,464	448,576

Deferred income taxes	250,649	383,069
Decommissioning liabilities	96,381	98,890
Long-term debt, net	1,533,060	1,588,263
Other long-term liabilities	185,522	184,634
Total stockholders’ equity	1,629,184	2,210,812

Total liabilities and stockholders’ equity	$4,015,260	$4,914,244

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

THREE MONTHS ENDED JUNE 30, 2016, MARCH 31, 2016 AND JUNE 30, 2015

(in thousands)

(unaudited)

	Three months ended,
	June 30, 2016	March 31, 2016	June 30, 2015
Revenue
Drilling Products and Services	$80,633	$96,570	$146,376
Onshore Completion and Workover Services	115,893	132,472	226,459
Production Services	80,543	96,746	208,669
Technical Solutions	79,202	87,345	129,280

Total Revenues	$356,271	$413,133	$710,784

	June 30, 2016	March 31, 2016	June 30, 2015
Income (Loss) from Operations
Drilling Products and Services	$(71,275)	$(16,295)	$3,299
Onshore Completion and Workover Services	(261,206)	(70,535)	(84,294)
Production Services	(247,052)	(25,144)	(771,679)
Technical Solutions	2,102	(59)	2,275

Total Income (Loss) from Operations	$(577,431)	$(112,033)	$(850,399)

	June 30, 2016	March 31, 2016	June 30, 2015
Adjusted Income (Loss) from Operations (1)
Drilling Products and Services	$(23,214)	$(14,817)	$19,096
Onshore Completion and Workover Services	(68,209)	(65,691)	(44,031)
Production Services	(21,876)	(18,033)	(20,102)
Technical Solutions	3,553	1,808	2,275

Total Adjusted Income (Loss) from Operations	$(109,746)	$(96,733)	$(42,762)

(1)	Adjusted income (loss) from operations excludes the impact of reduction in value of assets and restructuring costs for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015.

Non-GAAP Financial Measures

The following tables reconcile consolidated net loss from continuing operations and income (loss) from operations by segment, which are the directly comparable financial results determined in accordance with Generally Accepted Accounting Principles (GAAP), to consolidated adjusted loss from continuing operations and adjusted income (loss) from operations by segment (non-GAAP financial measures). Consolidated adjusted loss from continuing operations and income (loss) from operations by segment exclude the impact of reduction in value of assets and restructuring costs. These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of As Reported Net Loss from Continuing Operations to Adjusted Net Loss From Continuing Operations

For the three months ended June 30, 2016, March 31, 2016 and June 30, 2015

(in thousands)

(unaudited)

	Three months ended,
	June 30, 2016		March 31, 2016		June 30, 2015
	Consolidated	Per Share	Consolidated	Per Share	Consolidated	Per Share
Reported net loss from continuing operations	$(468,632)	$(3.09)	$(84,536)	$(0.56)	$(775,132)	$(5.15)
Reduction in value of assets and other items	467,685	3.09	15,300	0.10	807,637	5.37
Income taxes	(79,450)	(0.53)	(5,201)	(0.03)	(79,882)	(0.53)

Adjusted net loss from continuing operations	$(80,397)	$(0.53)	$(74,437)	$(0.49)	$(47,377)	$(0.31)

Reconciliation of As Reported Income (Loss) from Operations to Adjusted Income (Loss) From Operations

For the three months ended June 30, 2016, March 31, 2016 and June 30, 2015

(in thousands)

(unaudited)

	Three months ended, June 30, 2016
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated
Reported income (loss) from operations	$(71,275)	$(261,206)	$(247,052)	$2,102	$(577,431)
Reduction in value of assets	47,659	188,741	223,883	—	460,283
Restructuring costs	402	4,256	1,293	1,451	7,402

Adjusted income (loss) from operations	$(23,214)	$(68,209)	$(21,876)	$3,553	$(109,746)

	Three months ended, March 31, 2016
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated
Reported loss from operations	$(16,295)	$(70,535)	$(25,144)	$(59)	$(112,033)
Restructuring costs	1,478	4,844	7,111	1,867	15,300

Adjusted income (loss) from operations	$(14,817)	$(65,691)	$(18,033)	$1,808	$(96,733)

	Three months ended, June 30, 2015
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated
Reported income (loss) from operations	$3,299	$(84,294)	$(771,679)	$2,275	$(850,399)
Reduction in value of assets	15,797	40,263	751,577	—	807,637

Adjusted income (loss) from operations	$19,096	$(44,031)	$(20,102)	$2,275	$(42,762)